UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2006

MedAire, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	C025328-02	86-0528631
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona		85281
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-333-3764

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On Form 8-K filed with the SEC on April 6, 2006, MedAire, Inc. (the "Company") disclosed that its entry into a definitive Share Sale Agreement regarding the sale of all the Company’s shares in the subsidiaries that operate the Company’s Global Doctor clinic operations failed to close within the 60 day period following execution. Further the Company disclosed that it was evaluating its options and continuing discussions with the purchaser under the executed Share Sale Agreement.

On June 1, 2006, the Company and David Wai Ming Wong, the purchaser under the prior Share Sale Agreement, executed a definitive Share Sale Agreement documenting the terms of the sale of all the Company’s shares in the subsidiaries that operate the Company’s Global Doctor China clinic operations in exchange for US$315,000, $50,000 of which has already been received, and the balance of which is due and payable at a closing to be held within 30 days of execution. A copy of the Share Sale Agreement is attached hereto as Exhibit 99.1, and incorporated herein by reference. The Company intends to continue its efforts to dispose of the remaining Global Doctor clinic operations in Thailand and Indonesia as soon as practicable.

Item 9.01 Financial Statements and Exhibits.

99.1 Share Sale Agreement dated June 1, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAire, Inc.

June 5, 2006	By:	James Allen Williams

Name: James Allen Williams
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Share Sale Agreement dated June 1, 2006